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BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Cover Sheet

LEVON RESOURCES LTD.

Confirmation of Service

Form Filed:	Notice of Change of Directors
Date and Time of Filing:	May 23, 2012 12:07 PM Pacific Time
Name of Company:	LEVON RESOURCES LTD.
Incorporation Number:	**BC0064170**

This package contains:

- Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
May 23, 2012

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 23, 2012 12:07 PM Pacific Time

Incorporation Number: **BC0064170**

Recognition Date: Incorporated on April 9, 1965

NOTICE OF ARTICLES

Name of Company:

LEVON RESOURCES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
666 BURRARD STREET
SUITE 1700, PARK PLACE
VANCOUVER BC V6C 2X8
CANADA

Delivery Address:
666 BURRARD STREET
SUITE 1700, PARK PLACE
VANCOUVER BC V6C 2X8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
666 BURRARD STREET
SUITE 1700, PARK PLACE
VANCOUVER BC V6C 2X8
CANADA

Delivery Address:
666 BURRARD STREET
SUITE 1700, PARK PLACE
VANCOUVER BC V6C 2X8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
GLASIER, WILLIAM C.

Mailing Address:	**Delivery Address:**
3065 TRANS CANADA HWY MILL BAY BC V0R 2P2 CANADA	3065 TRANS CANADA HWY MILL BAY BC V0R 2P2 CANADA

Last Name, First Name, Middle Name:
Wolfin, David

Mailing Address:	**Delivery Address:**
4460 WOODCREST ROAD WEST VANCOUVER BC V7S 2W1 CANADA	4460 WOODCREST ROAD WEST VANCOUVER BC V7S 2W1 CANADA

Last Name, First Name, Middle Name:
Chevillon, Victor

Mailing Address:	**Delivery Address:**
35 KILLINGTON COURT RENO NV 89511 UNITED STATES	35 KILLINGTON COURT RENO NV 89511 UNITED STATES

Last Name, First Name, Middle Name:
Robertson, Gary

Mailing Address:	**Delivery Address:**
1351 MOUNTAIN ROAD MONCTON NB E1C 2T9 CANADA	1351 MOUNTAIN ROAD MONCTON NB E1C 2T9 CANADA

Last Name, First Name, Middle Name:
Tremblay, Ron

Mailing Address:	**Delivery Address:**
900 - 570 GRANVILLE STREET VANCOUVER BC V6C 3P1 CANADA	900 - 570 GRANVILLE STREET VANCOUVER BC V6C 3P1 CANADA

Last Name, First Name, Middle Name:
Roberts, Robert

Mailing Address:	**Delivery Address:**
4100 YONGE STREET SUITE 504 TORONTO ON M2P 2G2 CANADA	4100 YONGE STREET SUITE 504 TORONTO ON M2P 2G2 CANADA

Last Name, First Name, Middle Name:
Barbaro, Ron D

Mailing Address:	**Delivery Address:**
508 - 4100 YONGE STREET TORONTO ON M2P 2B5 CANADA	508 - 4100 YONGE STREET TORONTO ON M2P 2B5 CANADA

Last Name, First Name, Middle Name:
Fernandez Mazzi, Carlos Hector

Mailing Address:	**Delivery Address:**
LOS ALAMOS 168 LA FLORIDA BOLIVIA	LOS ALAMOS 168 LA FLORIDA BOLIVIA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	common Shares	Without Par Value Without Special Rights or Restrictions attached